                                                                   EXHIBIT 23.02
                                                                   -------------


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan of At Home Corporation of our report dated May 1, 1997, except for Note 9 as to which the date is July 8, 1997, with respect to the consolidated financial statements of At Home Corporation, included in the Registration Statement (Form S-1, No. 333-27323) and the related Prospectus, filed with the Securities and Exchange Commission.

                            /s/ Ernst & Young LLP

San Jose, California
October 22, 1997